Registrant’s telephone number, including area code (775) 786-5528, Fax (888) 213-5031

PPJ ENTERPRISE

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.03

The Registrant held an special meeting on June 23rd , 2008 at which Directors determined that Healthcare Business Services Groups, Inc.(“HBSGI”), a Delaware Company, a subsidiary of PPJ Enterprise (“PPJE”) shall be liquidated, by filing a Chapter 7 Bankruptcy immediately. HBSGI has been over burden with law suits by its former clients and due to loss of major clients and revenue HBSGI closed its Upland office on June 30, 2007. All efforts were made by its officer to re start the operation but failed.

A Bankruptcy Chapter 7 was filed on June 26, 2008.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PPJ Enterprise,

By: /s/ Chandana Basu

       Chandana Basu

       Chief Executive Office

Dated:  May 22, 2008